Exhibit 4.20

Dated      25 April 2018

TRUST DEED

relating to

THE ALTERNATIVE REMEDIES PACKAGE TRUST

Linklaters LLP

One Silk Street

London EC2Y 8HQ

Telephone (+44) 20 7456 2000

Facsimile (+44) 20 7456 2222

Ref L-242961

DATE   25 APRIL 2018

PARTIES

(1)                           THE ROYAL BANK OF SCOTLAND PLC, a public company incorporated in Scotland with registered number SC090312 and whose registered office is at 36 St Andrew Square, Edinburgh EH2 2YB (“RBS”); and

(2)                           BANKING COMPETITION REMEDIES LIMITED, a company limited by guarantee incorporated in England and Wales with registered number 11001491 and whose registered office is at 1 Horse Guards Road, London, SW1A 2HQ (the “Independent Body”).

RECITALS

(A)                         RBS wishes to make this Trust in accordance with the terms of a framework and state aid deed (the “Framework and State Aid Deed”) between The Royal Bank of Scotland Group plc, the Independent Body and The Commissioners of Her Majesty’s Treasury (“HMT”) dated                  2018 and has transferred or delivered to the Independent Body or otherwise placed under its control the money specified in Schedule 1 (the “Initial Amount”). Further money may be paid or transferred to the Independent Body by way of addition in accordance with the terms of the Framework and State Aid Deed.

(B)                         It is intended that this Trust shall be irrevocable.

PART 1

1                                     Definitions and construction

In this Deed, where the context admits, the following definitions and rules of construction shall apply.

1.1                         Terms used and not defined in this Deed shall, unless the context otherwise requires, have the meaning given to them in the Framework and State Aid Deed.

1.2                         “Beneficiary” means any of the Pool A Beneficiaries, Pool B Beneficiaries, Pool C Beneficiaries and Pool D Beneficiaries, the Incentivised Switching Beneficiaries, the Option 1 Beneficiaries, the Option 2 Beneficiaries, the Longstop CIF Beneficiaries and any Charity or Charities.

1.3                         “Capability and Innovation Fund” means the Pool A Capability and Innovation Fund, the Pool B Capability and Innovation Fund, the Pool C Capability and Innovation Fund, the Pool D Capability and Innovation Fund, the Option 1 CIF Fund, the Option 2 CIF Fund and the Longstop CIF Fund as the case may be.

1.4                         “Capability and Innovation Fund Rules” means the rules set out in Schedule 3.

1.5                         “Deed of Addition” means a deed substantially in the form set out in Annex 1 to this Deed.

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1.6                         “Deed of Removal” means a deed substantially in the form set out in Annex 2 to this Deed.

1.7                         “Entity” means any company, partnership, trust, foundation, establishment, association or other body established or resident in any part of the world and whether or not it has separate legal personality or corporate identity.

1.8                         “Fund” has the meaning given in the definition of Trust Fund;

1.9                         “Incentivised Switching Beneficiaries” means each Incentivised Switching Eligible Body and any person added to the class of Incentivised Switching Beneficiaries as a beneficiary of the Incentivised Switching Fund pursuant to Clause 6, provided always that they have not been removed pursuant to Clause 7.

1.10                 “Incentivised Switching Excess Fund” ***

1.11                 “Incentivised Switching Fund” has the meaning given in Clause 2.5.

1.12                 “IS Excess Agreement” ***

1.13                 “IS Rules” means the rules set out in Schedule 2.

1.14                 “Liability” means any loss, damage, cost, fee, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses.

1.15                 “Longstop CIF Beneficiaries” means the Capability and Innovation Fund Eligible Bodies and any person added to the class of Longstop CIF Beneficiaries as a beneficiary of the Longstop CIF Fund pursuant to Clause 6, provided always that they have not been removed pursuant to Clause 7.

1.16                 “Longstop CIF Fund” has the meaning given in Clause 3.3.

1.17                 “Option 1 Beneficiaries” shall mean the Option 1 Possible Recipients and any person added to the class of Option 1 Beneficiaries as a beneficiary of the Option 1 CIF Fund pursuant to Clause 6, provided always that they have not been removed pursuant to Clause 7.

1.18                 “Option 2 Beneficiaries” shall mean the Option 2 Possible Recipients and any person added to the class of Option 2 Beneficiaries as a beneficiary of the Option 2 CIF Fund pursuant to Clause 6, provided always that they have not been removed pursuant to Clause 7.

1.19                 “Option 1 CIF Fund” has the meaning given in Clause 3.2.

1.20                 “Option 2 CIF Fund” has the meaning given in Clause 3.2.

1.21                 “Pool A Beneficiaries” means each Pool A Body and any person added to the class of Pool A Beneficiaries as a beneficiary of the Pool A Capability and Innovation Fund

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

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pursuant to Clause 6, provided always that they have not been removed pursuant to Clause 7.

1.22                 “Pool A Capability and Innovation Fund” has the meaning given in Clause 2.1.

1.23                 “Pool B Beneficiaries” means each Pool B Body and any person added to the class of Pool B Beneficiaries as a beneficiary of the Pool B Capability and Innovation Fund pursuant to Clause 6, provided always that they have not been removed pursuant to Clause 7.

1.24                 “Pool B Capability and Innovation Fund” has the meaning given in Clause 2.2.

1.25                 “Pool C Beneficiaries” means each Pool C Body and any person added to the class of Pool C Beneficiaries as a beneficiary of the Pool C Capability and Innovation Fund pursuant to Clause 6, provided always that they have not been removed pursuant to Clause 7.

1.26                 “Pool C Capability and Innovation Fund” has the meaning given in Clause 2.3.

1.27                 “Pool D Beneficiaries” means each Pool D Body and any person added to the class of Pool D Beneficiaries as a beneficiary of the Pool D Capability and Innovation Fund pursuant to Clause 6, provided always that they have not been removed pursuant to Clause 7.

1.28                 “Pool D Capability and Innovation Fund” has the meaning given in Clause 2.4.

1.29                 “Relevant Documents” means any Incentivised Switching Agreement, this Deed and any Capability and Innovation Fund Agreement, in each case, including any schedules and appendices thereto.

1.30                 “Trust Accounts” means the bank account for the Funds and the bank account for the income, profits, or other gains of the Trust Fund, as described in Clause 13 and Schedule 4.

1.31                 “Trust Document” has the meaning given to it in Clause 22.1.

1.32                 “Trust Fund” means the Pool A Capability and Innovation Fund, the Pool B Capability and Innovation Fund, the Pool C Capability and Innovation Fund, the Pool D Capability and Innovation Fund, the Incentivised Switching Excess Fund, the Incentivised Switching Fund, the Option 1 CIF Fund, the Option 2 CIF Fund and the Longstop CIF Fund (each a “Fund”) and any income, profits or other gains of the Trust Fund.

1.33                 “Trust Period” means the period starting with the date of this Deed and ending on the earlier of (1) the fifth anniversary of the date of this Deed and (2):

1.33.1               in the case of the Incentivised Switching Fund and the Incentivised Switching Excess Fund, the date falling nine months after the Incentivised Switching Termination Date;

1.33.2               in the case of the Capability and Innovation Fund, the later of the Capability and Innovation Fund Termination Date and the last date on which any

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Capability and Innovation Fund Agreement entered into by the Independent Body expires; or

1.33.3               in the case of any amounts held on trust pursuant to Clause 4, the later of the date determined in accordance with Clause 1.33.1 and the date determined in accordance with Clause 1.33.2, above.

1.34                 “Trust Taxes” has the meaning given in Clause 16.1.

1.35                 “Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000.

1.36                 The expression the “Independent Body” shall include the trustee or trustees for the time being of this Trust.

1.37                 Words denoting the singular shall include the plural and vice versa.

1.38                 Words denoting any gender shall include the other gender.

1.39                 References to any statutory provision shall include any statutory modification to or re-enactment of such provision.

1.40                 Reference to any document shall include a reference to that document as amended, varied or supplemented at any time.

1.41                 Clause headings are included for reference only and shall not affect the interpretation of this Deed.

2                                     Declaration of main trusts

Subject to Clauses 3 and 4, the Independent Body shall hold:

2.1                         the Initial Amount and such amounts it receives pursuant to Clause 5.21(B)(i) of the Framework and State Aid Deed and any money, investments or other property from time to time representing the same (the “Pool A Capability and Innovation Fund”) on trust for such of the Pool A Beneficiaries in such amounts and at such times as it shall determine, taking into account the Capability and Innovation Fund Rules and any relevant Capability and Innovation Fund Agreement (to the extent relevant);

2.2                         such amounts it receives pursuant to Clause 5.21(B)(ii) of the Framework and State Aid Deed and any money, investments or other property from time to time representing the same (the “Pool B Capability and Innovation Fund”) on trust for such of the Pool B Beneficiaries in such amounts and at such times as it shall determine, taking into account the Capability and Innovation Fund Rules and any relevant Capability and Innovation Fund Agreement (to the extent relevant);

2.3                         such amounts it receives pursuant to Clause 5.21(B)(iii) of the Framework and State Aid Deed and any money, investments or other property from time to time representing the same (the “Pool C Capability and Innovation Fund”) on trust for such of the Pool C Beneficiaries in such amounts and at such times as it shall determine, taking into account the Capability and Innovation Fund Rules and any relevant Capability and Innovation Fund Agreement (to the extent relevant);

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2.4                         such amounts it receives pursuant to Clause 5.21(B)(iv) of the Framework and State Aid Deed and any money, investments or other property from time to time representing the same (the “Pool D Capability and Innovation Fund”) on trust for such of the Pool D Beneficiaries in such amounts and at such times as it shall determine, taking into account the Capability and Innovation Fund Rules and any relevant Capability and Innovation Fund Agreement (to the extent relevant);

2.5                         such amounts it receives pursuant to Clause 5.21(A) of the Framework and State Aid Deed and any money, investments or other property from time to time representing the same (the “Incentivised Switching Fund”) on trust for such of the Incentivised Switching Beneficiaries in such amounts and at such times as it shall determine, taking into account the IS Rules and any relevant Incentivised Switching Agreement (to the extent relevant), in each case, subject to the terms of this Deed.

3                                     Declaration of fall-back trusts

3.1

***

3.2                         Subject to Clauses 3.3 and 4, the Independent Body shall hold such amount (if any) which as at the CIF Fallback Date constitutes the Additional Amount as follows:

3.2.1      if the amount of the Additional Amount is less than £5 million, the Additional Amount will be treated as undistributed capital and income of the Trust Fund and the provisions of Clause 9 will apply;

3.2.2                     if the amount of the Additional Amount is £5 million or more, but less than £50 million (the “Option 1 CIF Fund”), on trust for such of the Option 1 Beneficiaries in such amounts and at such times as it shall determine, taking into account the Capability and Innovation Fund Rules and any relevant Capability and Innovation Fund Agreement (to the extent relevant); or

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

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3.2.3                     if the amount of the Additional Amount is £50 million or more, (the “Option 2 CIF Fund”), on trust for such of the Option 2 Beneficiaries in such amounts and at such times as it shall determine, taking into account the Capability and Innovation Fund Rules and any relevant Capability and Innovation Fund Agreement (to the extent relevant), in each case, subject to the terms of this Deed.

3.3                         Subject to Clause 4 and the terms of this Deed, if four months after the CIF Fallback Date the amount of the Option 1 CIF Fund or the Option 2 CIF Fund, as applicable, is £5 million or more, the Independent Body shall hold such amount (the “Longstop CIF Fund”) on trust for such of the Longstop CIF Beneficiaries as the Independent Body shall in its absolute discretion determine, taking into account the Capability and Innovation Fund Rules (to the extent relevant).

4                                     Declaration of income, profits and gains trust

To the extent any income, profits or other gains are not paid or applied in meeting any Liabilities in accordance with Clause 16, the Independent Body shall accumulate any income until the end of the Trust Period and at the end of the Trust Period shall hold the accumulated income and any other profits or gains of the Trust Fund on trust for such Charity or Charities as the Independent Body shall in its absolute discretion select subject to the terms of this Deed. For the avoidance of doubt, no Beneficiaries other than such Charity or Charities shall have any interest in or entitlement to the income, profit or other gains of the Trust Fund.

5                                     Power to receive additional property

The Independent Body may, at any time during the Trust Period, accept additional money paid or transferred to it by RBS to be applied on the terms of this Deed as an addition to such Fund as RBS designates.

6                                     Power to add beneficiaries

6.1       The Independent Body may at any time during the Trust Period add any person to the class of Incentivised Switching Beneficiaries, Option 1 Beneficiaries, Option 2 Beneficiaries, Pool A Beneficiaries, Pool B Beneficiaries, Pool C Beneficiaries or Pool D Beneficiaries or Longstop CIF Beneficiaries as a beneficiary of the relevant Fund and this Deed shall be construed and take effect accordingly.

6.2                         Any such addition shall be made by Deed of Addition and such addition shall take effect no earlier than the date of execution of the Deed of Addition and shall only take effect provided the Trust Period in respect of the relevant Fund or Funds has not expired.

6.3                         The powers conferred by these Clauses shall not be exercised so as to add RBS, HMT or any Entity who shall previously have added property to the Trust Fund.

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7                                     Power to remove beneficiaries

7.1                         The Independent Body may at any time during the Trust Period declare that any one or more of the Beneficiaries shall cease to be a beneficiary of the Trust Fund or any Fund and this Deed shall be construed and take effect accordingly.

7.2                         Any such removal shall be made by Deed of Removal and such removal shall take effect no earlier than the date on which the deed is executed and shall only take effect provided the Trust Period in respect of the relevant Fund or Funds has not expired.

7.3                         In deciding whether to exercise its power under this Clause 7 to remove a Beneficiary, the Independent Body shall take account of any conduct of which it is aware in which the Beneficiary has engaged which in the Independent Body’s opinion is or may be prejudicial to the functioning of Incentivised Switching or the Capability and Innovation Fund.

8                                     Clawback

8.1                         Any amounts clawed back by the Independent Body pursuant to the terms of an Incentivised Switching Agreement or a Capability and Innovation Fund Agreement shall form part of the Fund from which such amounts were originally distributed.

8.2                         Any amounts clawed back by the Independent Body pursuant to the terms of an IS Excess Agreement shall form part of the Longstop CIF Fund (if such Fund exists), and failing which shall be dealt with in accordance with Clause 9.

9                                     Ultimate default trusts

Subject to the provisions of Clauses 2, 3 and 4, and if and so far as not wholly distributed for any reason whatever pursuant to the above provisions by the end of the Trust Period the capital and income of the Trust Fund shall be held upon trust for such Charity or Charities as the Independent Body shall in its absolute discretion select.

10                             Exercise of powers

10.1                 Every power, duty, obligation and discretion conferred by the provisions of Part 1 of this Deed shall (except for Clauses 4, 9 and 11) be exercisable only during and so as to take effect during the Trust Period. No power of revocation shall be exercisable except during the Trust Period.

10.2                 The Independent Body shall, in addition and without prejudice to all statutory powers, have the powers, rights, authorities, protections and immunities specified in Part 2 of this Deed.

10.3                 Any written consents required under the terms of this Deed may be given either specifically in relation to any particular matter or by a general written consent referring to one or more matters.

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11                             Appointment of new trustee

11.1                 The power of appointing a new trustee shall be vested in the Independent Body.

11.2                 An Entity may be appointed to be a trustee notwithstanding that such Entity is not resident in the jurisdiction, the law of which is the proper law of this Trust for the time being, and remaining out of such jurisdiction for more than 12 months shall not be a ground for the removal of a trustee.

11.3                 An outgoing trustee shall execute and do all such transfers or other acts or things as may be necessary for vesting the Trust Fund in the new or continuing trustees.

12                             Proper law, forum and place of administration

12.1                 The proper law of this Trust shall be that of England and Wales. All rights under this Deed shall be construed, and its construction and effect shall be determined, according to the laws of England and Wales.

12.2                 The courts of England shall be the forum for the administration of this Trust.

12.3     The Independent Body shall have power, subject to the application, if any, of the rule against perpetuities, to carry on the general administration of this Trust in any jurisdiction in the world. This power shall be exercisable whether or not the law of such jurisdiction is for the time being the proper law of this Trust or the courts of such jurisdiction are for the time being the forum for the administration of this Trust, and whether or not the Independent Body is for the time being resident or domiciled in, or otherwise connected with, such jurisdiction.

PART 2

13                             Trust Accounts and record keeping

13.1                 All monies representing any of the Funds shall be deposited in the Trust Account for the Funds described in paragraph 1.1 of Schedule 4 (the “Fund Account”) and retained in the Fund Account until applied or distributed subject to the terms of this Deed.

13.2                 Any income received and an amount equal to any profits or other gains arising in respect of the Trust Fund shall be deposited in a separate Trust Account described in paragraph 1.2 of Schedule 4 (the “Income Account”) and retained in the Income Account until applied or distributed subject to the terms of this Deed.

13.3                 The Independent Body shall not be obliged to make any payment that would result in any Trust Account being overdrawn.

13.4                 The Trust Accounts shall be denominated in pounds sterling and shall be operated subject to the terms and conditions of the bank in which they are held.

13.5                 The Independent Body shall maintain segregated up-to-date records showing the amount in the Fund Account held in respect of each Fund from time to time and showing any amounts distributed or clawed back in respect of each Fund. Provided

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it does so, the fact that monies representing more than one Fund are deposited in the Fund Account shall not constitute a breach of the Independent Body’s fiduciary or other duties to any Beneficiary.

14                             No requirement to diversify assets

The Independent Body shall not be required to diversify the investment of the Trust Fund, nor be liable for the consequences of investing, or keeping the Trust Fund invested, in, or in the shares or obligations of, a single business, or a single Entity, or in one asset or one type of asset.

15                             No requirement to invest in income producing investments

No Beneficiary shall be entitled:

15.1                 to compel the sale or other realisation of any assets which do not produce income;

15.2                 to require the payment of any dividend or other income distribution by any Entity, an interest in which is, or some or all of the shares, stock, securities, debenture stock or loan capital of which are, comprised in the Trust Fund;

15.3                 to require the Independent Body to exercise any powers it may have of compelling such distribution; or

15.4                 to insist on the investment of any part of the Trust Fund in any asset or account other than the Trust Accounts.

16                             Payment of expenses and taxes

16.1                 The Independent Body shall have power to pay out any income, profits or other gains of the Trust Fund, as it may in its discretion determine, to meet:

16.1.1               any Tax imposed on or by reference to income, profits or other gains of the Trust Fund;

16.1.2               any Stamp Duty arising in connection with the execution, delivery, performance or enforcement of any Capability and Innovation Fund Agreement or any Incentivised Switching Agreement, or this Deed or arising on or in connection with any investment forming part of the Trust Fund;

16.1.3               any IHT payable in respect of the Trust Fund; or

16.1.4               any Liabilities relating to the Trust Fund (or any assets comprised within it) or its administration (including any Tax relating to the Trust Fund (“Trust Taxes”) to the extent not already paid pursuant to Clauses 16.1.1 to 16.1.3 and to the extent permitted by law). The power to pay Trust Taxes conferred by this clause shall extend to any related interest and penalties.

16.2                 To the extent permitted by law, the Independent Body shall use reasonable endeavours to calculate and pay any Trust Taxes in such ways as to minimise the amount of such Trust Taxes, including by calculating any charge to IHT under

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section 65 of the Inheritance Tax Act 1984 on a “first in, first out” (rather than “last in, first out”) basis if such a basis gives rise to a smaller charge.

17                             Supplement to Trustee Acts

17.1                 Section 1 of the Trustee Act 2000 shall not apply to the duties of the Independent Body in relation to this Trust. Where there are any inconsistencies between the Trustee Acts and the provisions of the Relevant Documents, the provisions of the Relevant Documents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of the Relevant Documents shall constitute a restriction or exclusion for the purposes of that Act. The Independent Body shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

17.2                 The Independent Body may in relation to the Relevant Documents act on the advice or opinion of or any information, in each case which is addressed to the Independent Body or on which the Independent Body is expressly stated to be able to rely, obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert of appropriate qualification and standing whether obtained by RBS, the Independent Body or otherwise and shall not be responsible for any Liability occasioned by so acting.

17.3                 Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission, electronic mail or cable and the Independent Body shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission, electronic mail or cable although the same shall contain some error or shall not be authentic.

17.4                 The Independent Body shall not be responsible for the receipt or application of the Fund monies by any Beneficiary.

17.5                 Save as expressly otherwise provided in the Relevant Documents, the Independent Body shall not be bound to give notice to any person of the execution of any documents comprised or referred to in the Relevant Documents.

17.6                 Save as expressly otherwise provided in the Relevant Documents, the Independent Body shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under the Relevant Documents (the exercise or non-exercise of which as between the Independent Body and the Beneficiaries shall be conclusive and binding on the Beneficiaries) and shall not be responsible for any Liability (arising to any person other than the Independent Body) which may result from their exercise or non-exercise and in particular the Independent Body shall not in any event be bound to act at the request or direction of any Beneficiaries or any possible or potential Beneficiaries.

17.7                 The Independent Body shall not be liable to any person by reason of having accepted as valid or not having rejected any form, application, switching proposal or supporting business case (or equivalent) purporting to be such and subsequently

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found to be forged or not authentic or untrue or false or fraudulent and shall not be under any obligation to verify the same.

17.8                 Any consent or approval given by the Independent Body for the purposes of the Relevant Documents may be given on such terms and subject to such conditions (if any) as the Independent Body thinks fit. The Independent Body may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in the Relevant Documents). In respect of any Beneficiary, prior to such Beneficiary entering into a Capability and Innovation Fund Agreement or Incentivised Switching Agreement, the Independent Body shall only be obliged to consider applications, switching proposals and supporting business cases but shall have no other obligation to such Beneficiary or possible or potential Beneficiaries and in particular but without prejudice to the generality of the foregoing shall not owe any duty to any Entity to seek or identify potential or possible Beneficiaries. For the avoidance of doubt, save as otherwise required by law, prior to Beneficiaries entering into a Capability and Innovation Fund Agreement or Incentivised Switching Agreement the Independent Body shall not have any duty to the Beneficiaries in relation to such matters other than that which is contained in the preceding sentence.

17.9                 The Independent Body as between itself and the Beneficiaries may determine all questions and doubts arising in relation to any of the provisions of the Relevant Documents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Independent Body, shall be conclusive and shall bind the Independent Body and the Beneficiaries.

17.10         Any Director being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection the Relevant Documents and also his proper charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with the Relevant Documents.

17.11         The Independent Body may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons all or any of its trusts, powers, authorities and discretions under the Relevant Documents. Such delegation may be made upon such terms (but excluding power to sub-delegate) and subject to such conditions and regulations as the Independent Body may in its absolute discretion but subject to its fiduciary duties think fit. If the Independent Body exercises reasonable care in selecting the delegate, the Independent Body shall not be under any obligation to supervise the proceedings or acts of any such delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate. The Independent Body shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to RBS.

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17.12         The Independent Body may in the conduct of this Trust, instead of acting personally, employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with the Relevant Documents (including the receipt and payment of money). If the Independent Body exercises reasonable care in selecting the agent, the Independent Body shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

17.13         The Independent Body may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets forming part of the Trust Fund as the Independent Body may determine, including for the purpose of depositing with a custodian the Relevant Documents or any document relating to this Trust. If the Independent Body exercises reasonable care in selecting the custodian or nominee, the Independent Body shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person.

17.14         The Independent Body shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Funds or any of the Relevant Documents or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

17.15         The Independent Body shall not be bound to take any action in connection with the Relevant Documents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not satisfied that it will be indemnified against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

17.16         No provision of the Relevant Documents shall require the Independent Body to do anything which may (i) be illegal or contrary to Applicable Law; or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions (including obtaining any advice which it might otherwise have thought appropriate or desirable to obtain), if it shall believe that repayment of such funds or adequate indemnity against such risk or Liability is not assured to it.

17.17         Any certificate, advice, opinion or report of RBS or any Beneficiary or any other expert or professional adviser called for by or provided to the Independent Body (whether or not addressed to the Independent Body) in accordance with or for the purposes of the Relevant Documents may be relied upon by the Independent Body as sufficient evidence of the facts stated therein notwithstanding that such certificate, advice, opinion or report and/or any engagement letter or other document entered into by the Independent Body in connection therewith contains a monetary

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or other limit on the liability of the auditors of RBS or any Beneficiary or such other expert or professional adviser in respect thereof and notwithstanding that the scope and/or basis of such certificate, advice, opinion or report may be limited by any engagement or similar letter or by the terms of the certificate, advice, opinion or report itself.

17.18         The Independent Body shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person other than the Independent Body contained in the Relevant Documents, or any other agreement or document relating to the transactions contemplated in the Relevant Documents or under such other agreement or document.

17.19         The Independent Body shall not be liable or responsible for any Liabilities which may result from anything done or omitted to be done by it in accordance with the provisions of the Relevant Documents.

17.20         When determining whether an indemnity or any security or pre-funding in respect of any Liability is satisfactory to it, the Independent Body shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk, however remote, of any award of damages against it in England or elsewhere but in doing so shall not require an indemnity or any security or pre-funding in respect of any Liability to the extent that the Independent Body would be precluded (whether by way of a carve-out, an exclusion, a limitation of liability or otherwise) from being indemnified, compensated or reimbursed for such Liability when applying the terms of any indemnity, compensation or reimbursement provision in any other agreement or instrument to which it and RBS are a party.

17.21         The Independent Body shall be entitled to require that any indemnity or security given to it be supported by evidence satisfactory to it as to the financial standing and creditworthiness of the provider and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

17.22         The Independent Body may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Independent Body may also refrain from taking such action if, in its opinion based upon such legal advice, it would not have the power to take the relevant action in that jurisdiction by virtue of any Applicable Law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

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18                             Independent Body contracting with RBS

18.1                 Neither the Independent Body nor any of its directors or officers shall by reason of its or his fiduciary position be in any way precluded from:

18.1.1               entering into or being interested in any contract or financial or other transaction or arrangement with RBS or HMT or any person or body corporate associated with RBS (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the funds or any notes, bonds, stocks, shares, debenture stock, debentures or other securities of, RBS, HMT or any person or body corporate associated as aforesaid); or

18.1.2    accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to RBS, HMT or any such person or body corporate so associated or any other office of profit under RBS, HMT or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in Clause 18.1.1 above or, as the case may be, any such trusteeship or office of profit as is referred to in Clause 18.1.2 above without regard to the interests of the Beneficiaries and notwithstanding that the same may be contrary or prejudicial to the interests of the Beneficiaries and shall not be responsible for any Liability occasioned to the Beneficiaries thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

18.2                 Where any Director or other officer of the Independent Body acting other than in his capacity as such a director or officer has any information, the Independent Body shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Beneficiaries resulting from the Independent Body’s failing to take such information into account in acting or refraining from acting under or in relation to the Relevant Documents.

19                             Modification

Subject always to any express term to the contrary in any agreement or instrument to which it is a party, the Independent Body shall not require the consent of any Beneficiary to amend, vary, waive or agree to amend, vary or waive any provision of any document to which it is a party and any such amendment, variation or waiver shall be binding upon the Beneficiaries.

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20                             Power to vary administrative provisions

When in the management or administration of the Trust Fund any sale, lease, mortgage, surrender, release or other disposition, or any purchase, investment, acquisition, expenditure or other transaction, is, in the opinion of the Independent Body, expedient, but the same cannot be effected by reason of the absence of any power for that purpose conferred on the Independent Body by this Deed or by law, the Independent Body may by deed confer on itself, either generally or in any particular instance, the necessary power for the purpose, and on the execution of such deed the Independent Body shall have such power as if it had been expressly conferred on it by this Deed.

21                             Release of powers

The Independent Body may by deed (and so as to bind successive trustees of this Trust) release or restrict the future exercise of all or any of the powers conferred on it by this Deed (including any power of appointment so conferred on it) or by law, either wholly or to the extent specified in the relevant deed, notwithstanding the fiduciary nature of any such power.

22                             Confidentiality and disclosure of documents

22.1                 Without prejudice to any right of the Independent Body under the proper law of this Trust for the Independent Body to refuse disclosure of any document, the Independent Body shall not be bound to disclose to any person any of the following (each a “Trust Document”):

22.1.1    documents disclosing deliberations of the Independent Body as to the manner in which the Independent Body performs any of its obligations or should exercise powers, authorities, rights or discretions conferred upon it by this Deed or by law or disclosing the reasons for any particular exercise of such powers, authorities, rights or discretions or the material upon which such reasons shall or might have been based or any advice sought or obtained by the Independent Body;

22.1.2    other documents relating to the proposed exercise of any power, authorities, rights or discretion conferred on the Independent Body by this Deed or by law;

22.1.3    letters or memoranda of wishes issued by or on behalf of RBS or any other person to the Independent Body or other documents recording the wishes of RBS; and

22.1.4    this Deed or, supplemental deeds unless, in relation to this Clause 22.1.4 only, the person requesting disclosure is a Beneficiary who has a present interest in the Trust Fund and then only if and to the extent that the Independent Body determines the terms of this Deed are strictly relevant to that interest, and provided further that the Independent Body shall be entitled to redact those provisions that it determines are not strictly relevant to that interest.

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22.2                 Subject to Clause 22.3 each Beneficiary shall treat as strictly confidential and not disclose to any person (whether or not a Beneficiary) or use any information received or obtained as a result of being a Beneficiary which relates to:

22.2.1             the provisions of any Trust Document (other than this Deed); or

22.2.2    the business, financial or other affairs (including future plans and targets) of RBS or the Independent Body.

22.3                 Clause 22.2 shall not prohibit disclosure or use of any information if and to the extent:

22.3.1               the information is or becomes publicly available (other than by breach of Clause 22.2);

22.3.2               RBS has given prior written approval to the disclosure or use;

22.3.3               the disclosure or use is required by Applicable Law, any Authority or any stock exchange on which the shares of the Beneficiary or its holding company are listed or are to be listed;

22.3.4               the disclosure or use is required for the purpose of any judicial or arbitral proceedings arising out of the Relevant Documents;

22.3.5    the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing party;

22.3.6    the disclosure is made to professional advisers of the Beneficiary on terms that such professional advisers undertake to comply with the provisions of Clause 22.2 in respect of such information as if they were a Beneficiary;

provided that prior to disclosure or use of any information pursuant to Clause 22.3.3 or 22.3.4, the Beneficiary shall promptly notify the Independent Body of such requirement with a view to providing the Independent Body with the opportunity to contest such disclosure or use or otherwise agreeing the timing and content of such disclosure or use.

23                             Protection of the trustee

23.1                 Nothing shall exempt the Independent Body from or indemnify it against any Liability which would otherwise attach to it in respect of any gross negligence, wilful default or fraud of which it may be guilty in relation to its trusts, powers, duties, authorities or discretions under the Relevant Documents where the Independent Body has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of the Relevant Documents conferring on it any trusts, powers, duties, authorities or discretions.

23.2                 Notwithstanding any provision of the Relevant Documents to the contrary, the Independent Body shall not in any event be liable for: (a) loss of profit, loss of business, loss of goodwill, loss of opportunity, whether direct or indirect; and (b) special, indirect, punitive or consequential loss or damage of any kind whatsoever,

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whether or not the Independent Body can reasonably be regarded as having assumed responsibility at the time this Deed is entered into.

23.3                 The Independent Body shall not be liable for any loss to the Trust Fund caused directly or indirectly by the bank or other financial institution at which any Trust Account is held on account of (and without limitation) the default, insolvency or bankruptcy of the bank or other financial institution

24                             Duration of powers

Every power, authority, right or discretion conferred on the Independent Body, or on any other person, by this Deed shall (notwithstanding anything to the contrary expressed or implied in this Deed) only be exercisable during such period (whether definite or indefinite) as in the case of the particular power, authority or discretion the law may allow.

25                             Independent Body’s powers to be additional

The powers conferred upon the Independent Body by the Relevant Documents shall be in addition to any powers which may from time to time be vested in the Independent Body by the general law.

26                             Trustee’s powers, authorities and discretions exercisable without liability

Every power, authority, right or discretion conferred on the Independent Body by this Deed, or by law, shall be an absolute and uncontrolled power, right, authority or discretion, and, subject to Clause 24, no trustee shall be liable for any loss or damage occurring as a result of that trustee’s agreement, or refusal or failure to agree, to any exercise of such power, right, authority or discretion.

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Schedule 1

The Initial Amount

£10 (ten pounds sterling)

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Schedule 2

IS Rules

1.                                   INTRODUCTION

1.1                           The Independent Body shall have regard to these rules (the “IS Rules”) when distributing any of the Incentivised Switching Fund to Incentivised Switching Beneficiaries.

1.2                           The Independent Body shall have absolute discretion on the interpretation and application of the IS Rules

2.                                   USE OF THE INCENTIVISED SWITCHING FUND

2.1                           Subject to Paragraph 2.2 below, the Independent Body may distribute any of the Incentivised Switching Fund to the Incentivised Switching Beneficiaries in accordance with Paragraph 3 below.

2.2                          Before any distribution of any part of the Incentivised Switching Fund is made to an Incentivised Switching Beneficiary, the Incentivised Switching Beneficiary must have:

(A)                           submitted to the Independent Body by the date specified by the Independent Body:

(i)                                  an application form applying for funding from the Incentivised Switching Fund; and

(ii)                               a switching proposal (the “Switching Proposal”) which complies with all Applicable Laws and outlines, to the satisfaction of the Independent Body:

(a)                             the Incentivised Switching Beneficiary’s proposal to incentivise some or all Target Customers to become Transferring Target Customers;

(b)        how the Incentivised Switching Beneficiary proposes to apply any Dowries received from the Incentivised Switching Fund including in the form of incentives to be offered to relevant Target Customers and paid or applied to such customers after they become Transferring Target Customers (including (i) the formula to be used to determine any cash amounts to be paid in respect of each Transferring Target Customer, (ii) the minimum and maximum amount that each Transferring Target Customer may receive, and (iii) any phasing or conditions attached to any cash amounts to be paid to each Transferring Target Customer) and otherwise demonstrates how any

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Dowries received from the Incentivised Switching Fund will benefit Transferring Target Customers; and

(c)                             the Incentivised Switching Beneficiary’s proposal in respect of the communication materials to be used by RBS in relation to the products and incentives to be offered to relevant Target Customers by the Incentivised Switching Beneficiary,

(B)                           provided the Independent Body with such information and documentation and access to such relevant personnel as the Independent Body may require in order to assess the Switching Proposal and the eligibility of the relevant Incentivised Switching Beneficiary; and

(C)                          entered into an Incentivised Switching Agreement with the Independent Body.

3.                                   PAYMENT OF DOWRIES

3.1                           In determining whether an Incentivised Switching Beneficiary should receive a share of the Incentivised Switching Fund, the Independent Body shall:

(A)                           have regard to the amount of the Dowry that will be passed directly to a Transferring Target Customer and the amount of the Dowry that will be retained by the Incentivised Switching Beneficiary and applied for other purposes which benefit Transferring Target Customers, in each case in the context of the aims of the Incentivised Switching Fund; and

(B)                         consider whether, and the extent to which, (in the opinion of the Independent Body) the Incentivised Switching Beneficiary’s Switching Proposal will, if implemented, incentivise Target Customers to become Transferring Target Customers.

3.2                           The Independent Body may at such frequency as may be specified in the relevant Incentivised Switching Agreement or Dowry Calculation Schedule, distribute to an Incentivised Switching Beneficiary a Dowry as determined by reference to the Dowry Calculation Schedule.

3.3                           Before any Dowry is distributed to any Incentivised Switching Beneficiary, the Independent Body must be satisfied that:

(A)                           a Target Customer has become a Transferring Target Customer (on the basis of evidence to this effect); and

(B)                         no Dowry has previously been paid in respect of that Transferring Target Customer (as determined by reference to its unique customer reference identifier provided by RBS to the Independent Body).

3.4                           The Independent Body may distribute:

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(A)                           up to £225 million of the Incentivised Switching Fund to the Incentivised Switching Beneficiaries as Dowries in respect of the transfer of Transferring Target Customers’ Business Current Accounts; and

(B)                           up to £50 million of the Incentivised Switching Fund to the Incentivised Switching Beneficiaries as Dowries in respect of the transfer of Transferring Target Customers’ loan products, in each case in accordance with the Dowry Calculation Schedule.

3.5                           ***

4.                                   DECISIONS OF THE INDEPENDENT BODY

Any decision or determination of the Independent Body in respect of the distribution of any part of the Incentivised Switching Fund (including any determination as to the amount or distribution of any Dowry or interpretation or applicability of the Dowry Calculation Schedule) shall be made at the absolute discretion of the Independent Body and shall be conclusive.

5.                                   EXERCISE OF THE POWER TO REMOVE A BENEFICIARY

3.6       The Independent Body may exercise its power to remove any of the Incentivised Switching Beneficiaries as beneficiaries of the Incentivised Switching Fund if the Independent Body:

(A)                           considers that the Incentivised Switching Beneficiary is in material or persistent breach of the terms of a relevant Incentivised Switching Agreement; or

(B)                           has exercised its right of clawback pursuant to the terms of the relevant Incentivised Switching Agreement in respect of such Incentivised Switching Beneficiary.

6.                                   DEFINITIONS

“Applicable Laws”

means any and all law (whether civil, criminal or administrative), common law, statutes, statutory instruments, treaties, conventions, directives, regulations or rules made thereunder, by-laws, demands, decrees, injunctions, resolutions, orders or judgments in any applicable jurisdiction, including the PRA Rules, the FCA Rules and any related or similar rules of any other authority, in each case which is binding on the relevant person or in respect of the relevant matter as the context requires;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

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“CIN”	means a unique Customer Identification Number held by RBS in respect of each Target Customer;

“Dowry”

means an amount of the Incentivised Switching Fund which may be distributed by the Independent Body to an Incentivised Switching Beneficiary who has entered into an Incentivised Switching Agreement in respect of any Transferring Target Customers in accordance with the Dowry Calculation Schedule;

“Dowry Calculation Schedule”

means the schedule to the Incentivised Switching Agreement (as amended by the Independent Body and communicated to the relevant Incentivised Switching Beneficiary from time to time), setting out the method for calculation of the amount of Dowries and the procedure for payment of Dowries;

“Perimeter”	means the division of RBS previously described as Williams and Glyn and/or such other perimeter as the Independent Body may determine;

“Primary Account(s)”

means:

(i) where a Target Customer has only one Business Current Account within the Perimeter, that account; or

(ii) where a Target Customer has more than one Business Current Account within the Perimeter, that account or accounts of a Target Customer through which an aggregate of 50% or more of the Turnover of that customer has been processed in the twelve months prior to their transfer to an Incentivised Switching Beneficiary, in each case, excluding any Dormant Account or any account in Collections and Recoveries;

“Target Customer”

means a customer of RBS (or a subsidiary of RBS) within the Perimeter as at the date specified in the Dowry Calculation Schedule which is an SME (including incorporated legal entities, sole traders, partnerships, not-for-profit organisations and clubs, charities and societies);

“Transferring Target Customers”	means a Target Customer that closes its Primary Account(s) with RBS and opens a Business Current Account with an Incentivised Switching Beneficiary; and

“Turnover”	means the annual aggregate credit turnover with Business Current Accounts held within the Perimeter

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(excluding (i) any turnover between those accounts of a customer with the same CIN; and (ii) any monies held by a customer on behalf of that customer’s clients or for the benefit of third parties).

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Schedule 3

Capability and Innovation Fund Rules

1.                                   INTRODUCTION

1.1                           The Independent Body shall have regard to these rules (the “Capability and Innovation Fund Rules”) when distributing any of the Capability and Innovation Fund to the Capability and Innovation Fund Beneficiaries.

1.2                         The Independent Body shall have absolute discretion on the interpretation and application of the Capability and Innovation Fund Rules.

2.                                   USE OF THE CAPABILITY AND INNOVATION FUND

2.1                           Subject to Paragraphs 2.3 to 2.6, the Independent Body may distribute any amount from the Capability and Innovation Fund up to a maximum of:

(A)                           the amount of the Pool A Capability and Innovation Fund to Pool A Beneficiaries in accordance with Paragraphs 3 and 5;

(B)                           the amount of the Pool B Capability and Innovation Fund to Pool B Beneficiaries in accordance with Paragraphs 4 and 5;

(C)                          the amount of the Pool C Capability and Innovation Fund to Pool C Beneficiaries in accordance with Paragraph 6; and

(D)                          the amount of the Pool D Capability and Innovation Fund to Pool D Beneficiaries in accordance with Paragraph 7.

2.2                           Subject to Paragraphs 2.3 and 8, the Independent Body may distribute any part of the Option 1 CIF Fund or the Option 2 CIF Fund (the “Additional Funds”) to Option 1 Beneficiaries or Option 2 Beneficiaries, respectively, at its sole discretion.

2.3                           Before any distribution of any part of the Capability and Innovation Fund is made to a Capability and Innovation Fund Beneficiary, the Capability and Innovation Fund Beneficiary must have:

(A)                         submitted the documents listed in (i) and (ii) below (the “Application Documents”) to the Independent Body by the date specified by the Independent Body in the relevant marketing materials, being:

(i)                                a completed application form applying for funding from the Capability and Innovation Fund; and

(ii)                             a business case in a form acceptable to the Independent Body (the “Business Case”) which:

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(a)                             in the case of a Pool ABC Beneficiary:

(1)                             sets out the amount of funding which the Pool ABC Beneficiary is seeking from the Capability and Innovation Fund;

(2)                             outlines to the satisfaction of the Independent Body how such Pool ABC Beneficiary intends to develop the Relevant Business(es) and how funding from the Capability and Innovation Fund would assist the Pool ABC Beneficiary in doing this;

(3)                             provides details of the way in which, and the purposes for which, any funding received from the Capability and Innovation Fund would be used;

(4)                           demonstrates to the satisfaction of the Independent Body how the proposals set out in the Business Case seek to improve (1) customer outcomes for SMEs in the United Kingdom and/or (2) the current products or services offered to SMEs in the United Kingdom;

(5)                            complies with any relevant legal or regulatory requirement (including any rules and guidance made by the FCA and/or PRA);

(6)                           sets out the amount (if any) of its own funds that such Pool ABC Beneficiary is proposing to invest in relation to the proposals outlined in the Business Case; and

(7)                           sets out whether such Pool ABC Beneficiary commits to purchasing innovative financial services or software from SMEs in the United Kingdom and, if so, how such purchases would contribute to the commercialisation of such services;

(b)                             in the case of a Pool D Beneficiary:

(1)                           sets out the amount of funding which the Pool D Beneficiary is seeking from the Capability and Innovation Fund;

(2)                           describes to the satisfaction of the Independent Body the product or service (“Fintech Product or Service”) that the Pool D Beneficiary intends to develop using any funds received from the Capability and Innovation Fund;

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(3)                           provides details of the way in which, and the purposes for which, any funding received from the Capability and Innovation Fund would be used;

(4)                             complies with any relevant legal or regulatory requirement (including any rules and guidance made by the FCA and/or PRA); and

(5)                             sets out the amount (if any) of its own funds that such Pool D Beneficiary is proposing to invest in relation to the proposals outlined in the Business Case;

(B)                           provided the Independent Body with such information and documentation and access to such relevant personnel as the Independent Body may require in order to assess the Business Case and the eligibility of the relevant Capability and Innovation Fund Beneficiary; and

(C)                          entered into a Capability and Innovation Fund Agreement with the Independent Body.

2.4                           Before any distribution of part of the Pool A Capability and Innovation Fund, Pool B Capability and Innovation Fund or Pool C Capability and Innovation Fund is made to a Pool ABC Beneficiary, the Independent Body must be satisfied that any amount that such Pool ABC Beneficiary receives from the Capability and Innovation Fund:

(A)                           will be used by such Pool ABC Beneficiary for purposes which have a demonstrable link to (i) improving customer outcomes for SMEs in the United Kingdom; and/or (ii) expanding such Pool ABC Beneficiary’s business capacity, product offering and/or target markets in order to improve its offering to SMEs in the United Kingdom (the “Overarching Principles”);

(B)                           will be used by such Pool ABC Beneficiary to cover capital expenditure or operating expenses in relation to the following purposes:

(i)                                the development of systems and/or infrastructure required to expand its Relevant Business(es);

(ii)                             the recruitment and payment of employees in order to expand and/or operate the Relevant Business(es);

(iii)                            the marketing of products relating to the Relevant Business(es);

(iv)                          the acquisition or leasing of premises required to expand its Relevant Business(es); or

(v)                             any other purpose which is (in the opinion of the Independent Body) consistent with the Overarching Principles; and

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(C)                          will not be used by such Pool ABC Beneficiary for any of the following purposes:

(i)                                  to subsidise temporary price cuts for banking products and/or services;

(ii)                               to repay any existing liability;

(iii)                            to provide financing directly to customers;

(iv)                          to finance capital expenditure and/or operating expenses which the Pool ABC Beneficiary had specifically planned to incur or which had been specifically committed prior to the date of the application and: (a) that the Pool ABC Beneficiary would make regardless of whether or not any amount from the Capability and Innovation Fund is received; or (b) that had been included in the Pool ABC Beneficiary’s business plan prior to the date of the application;

(v)                             to return capital by any means to existing shareholders of the Pool ABC Beneficiary; or

(vi)                          for a purpose which is inconsistent with the Overarching Principles and/or its Business Case.

2.5                           Before any distribution of any part of the Pool D Capability and Innovation Fund is made to a Pool D Beneficiary, the Independent Body must be satisfied that any amount that such Pool D Beneficiary receives from the Pool D Capability and Innovation Fund:

(A)                         will be used by such Pool D Beneficiary to develop, improve, operate, expand and/or commercialise (or support the development, improvement, operation, expansion and/or commercialisation of) its Fintech Product or Service;

(B)                           will be used by such Pool D Beneficiary to cover its capital expenditure and operating expenses in relation to the following purposes:

(i)                                  the development of systems and/or infrastructure required to develop, improve, operate, expand and/or commercialise the Fintech Product or Service;

(ii)                               the recruitment and payment of employees in order to develop, improve, operate, expand and/or commercialise the Fintech Product or Service;

(iii)                            the marketing of the Fintech Product or Service; or

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(iv)                        any other purpose which (in the opinion of the Independent Body) furthers the development, improvement, operation, expansion and/or commercialisation of the Fintech Product or Service; and

(C)                          will not be used by such Pool D Beneficiary for any of the following purposes:

(i)                                  to repay any existing liability;

(ii)                               to provide financing directly to customers; or

(iii)                            to return capital by any means to existing shareholders of the Pool D Beneficiary; or

(iv)                          for a purpose which is inconsistent with its Business Case.

2.6                          Subject always to Paragraph 8 and the right of the Independent Body to determine the eligibility or otherwise of any Capability and Innovation Fund Beneficiary and subject always to the Independent Body being satisfied that the requirements set out in this Paragraph 2 are satisfied, a Capability and Innovation Fund Beneficiary shall not be entitled to receive more than one share from the Capability and Innovation Fund.

2.7                           If any Capability and Innovation Fund Beneficiary requests that any distribution from the Capability and Innovation Fund to be made to such Capability and Innovation Fund Beneficiary be made in instalments over a period of time (not to exceed six months), the Independent Body shall consider such request(s) and, if the Independent Body determines at its sole discretion that it would be appropriate for such payment(s) to be made in instalments, provide for this in the relevant Capability and Innovation Fund Agreement.

3.                                   POOL A CAPABILITY AND INNOVATION FUND

3.1                           The Independent Body may pay or apply the Pool A Capability and Innovation Fund in the following shares:

(A)                           one share of £120,000,000;

(B)                           one share of £100,000,000; and

(C)                          one share of £60,000,000.

3.2                           The Independent Body may only pay or apply the Pool A Capability and Innovation Fund to a Pool A Beneficiary who has submitted Application Documents to the Independent Body during the Pool A Application Period.

3.3                           The Independent Body shall consider the Application Documents of each Pool A Beneficiary who has submitted Application Documents to the Independent Body during the Pool A Application Period and shall determine whether or not to pay or apply the Pool A Capability and Innovation Fund to a Pool A Beneficiary in

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accordance with the provisions of this schedule by not later than the date falling one calendar month after the end of the Pool A  Application Period and enter into a Capability and Innovation Fund Agreement with such Pool A Beneficiary as soon as practicable thereafter.

4.                                   POOL B CAPABILITY AND INNOVATION FUND

4.1                          The Independent Body may pay or apply the Pool B Capability and Innovation Fund in the following shares:

(A)                           one share of £50,000,000; and

(B)                           two shares of £15,000,000.

4.2                          The Independent Body may only pay or apply the Pool B Capability and Innovation Fund to a Pool B Beneficiary who has submitted Application Documents to the Independent Body during the Pool B Application Period.

4.3                          The Independent Body shall consider the Application Documents of each Pool B Beneficiary who has submitted Application Documents to the Independent Body during the Pool B Application Period and shall determine whether or not to pay or apply the Pool B Capability and Innovation Fund to a Pool B Beneficiary in accordance with the provisions of this schedule by not later than the date falling one calendar month after the end of the Pool B Application Period and enter into a Capability and Innovation Fund Agreement with such Pool B Beneficiary as soon as practicable thereafter.

5.                                   POOL A CAPABILITY AND INNOVATION FUND AND POOL B CAPABILITY AND INNOVATION FUND

5.1                          In determining whether a Pool A Beneficiary should receive a share of the Pool A Capability and Innovation Fund, the Independent Body shall: (i) assess the nature of the Pool A Beneficiary’s Business Current Account offerings (if any); (ii) have regard to the extent to which the proposal set out in the Pool A Beneficiary’s Business Case facilitates the development of more advanced offerings of Business Current Accounts and ancillary products for SMEs and/or mid-corporates in the United Kingdom; and (iii) give preference to a Pool A Beneficiary with an established Business Current Account offering.

5.2                          In determining whether a Pool B Beneficiary should receive a share of the Pool B Capability and Innovation Fund, the Independent Body shall have regard to the extent to which the proposal set out in the Pool B Beneficiary’s Business Case facilitates the modernisation of that Pool B Beneficiary’s Business Current Account Offering (if any) for SMEs in the United Kingdom or the development of new Business Current Account or ancillary product propositions for SMEs in the United Kingdom.

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5.3                           In determining whether a Pool A Beneficiary or a Pool B Beneficiary should receive a share of the Pool A Capability and Innovation Fund or Pool B Capability and Innovation Fund (as applicable), the Independent Body shall have regard to:

(A)                         the current capacity of the Pool A Beneficiary or Pool B Beneficiary and the quality of its Business Case;

(B)                           the likely impact that the Pool A Beneficiary or Pool B Beneficiary will have on competition in the SME and/or mid-corporate banking markets in the United Kingdom;

(C)                          the ability of the Pool A Beneficiary or Pool B Beneficiary, in the Independent Body’s opinion, to deliver the proposals contained in its Business Case;

(D)                        the amount (if any) of its own funds that such Pool A Beneficiary or Pool B Beneficiary is proposing to invest in relation to the proposals outlined in its Business Case;

(E)                         the extent to which such Pool A Beneficiary or Pool B Beneficiary commits to purchasing innovative financial services or software from SMEs in the United Kingdom;

(F)                            the likely extension in the Pool A Beneficiary’s or Pool B Beneficiary’s addressable market in the SME and/or mid-corporate banking markets in the United Kingdom;

(G)                         in the case of a Pool A Beneficiary only, the projected development of the Pool A Beneficiary’s range of products and services applicable to SME and/or mid-corporate customers in the United Kingdom; and

(H)                          subject to the terms of, and the obligations of the Independent Body under, the Framework and State Aid Deed, any other factors which the Independent Body considers appropriate, provided that the Independent Body has made such factors known to each Pool A Beneficiary or Pool B Beneficiary before the date that it submits its Application Documents.

6.                                   POOL C CAPABILITY AND INNOVATION FUND

6.1                          The Independent Body may pay or apply the Pool C Capability and Innovation Fund in four shares of £10,000,000.

6.2                          The Independent Body may only pay or apply the Pool C Capability and Innovation Fund to a Pool C Beneficiary who has submitted Application Documents to the Independent Body during the Pool C Application Period.

6.3                          The Independent Body shall consider the Application Documents of each Pool C Beneficiary who has submitted Application Documents to the Independent Body during the Pool C Application Period and shall determine whether or not to pay or apply the Pool C Capability and Innovation Fund to a Pool C Beneficiary in

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accordance with the provisions of this schedule by not later than the date falling one calendar month after the end of the Pool C Application Period and enter into a Capability and Innovation Fund Agreement with such Pool C Beneficiary as soon as practicable thereafter.

6.4                          In determining whether a Pool C Beneficiary should receive a share of the Pool C Capability and Innovation Fund, the Independent Body shall have regard to:

(A)                           the extent to which the proposal set out in the Pool C Beneficiary’s Business Case facilitates the development of new and existing Relevant Business(es) and/or facilitates the deployment of new technology to relevant markets;

(B)                           the current capacity of the Pool C Beneficiary and the quality of its Business Case;

(C)                          the likely impact that the Pool C Beneficiary will have on competition in the SME lending market and/or SME payments market in the United Kingdom (as applicable);

(D)                          the ability of the Pool C Beneficiary, in the Independent Body’s opinion, to deliver the proposals contained in its Business Case;

(E)                           the amount (if any) of its own funds that such Pool C Beneficiary is proposing to invest in relation to the proposals outlined in its Business Case;

(F)                            the extent to which such Pool C Beneficiary commits to purchasing innovative financial services or software from SMEs in the United Kingdom;

(G)                         the extent to which the proposal set out in the Pool C Beneficiary’s Business Case is innovative and different from its existing offerings (or those of other providers), in terms of product design, service level and/or means of delivery or distribution; and

(H)                          subject to the terms of, and the Independent Body’s obligations under, the Framework and State Aid Deed, any other factors which the Independent Body considers appropriate, provided that the Independent Body has made such factors known to each Pool C Beneficiary before the date that it submits its Application Documents.

7.                                   POOL D CAPABILITY AND INNOVATION FUND

7.1                           The Independent Body may pay or apply the Pool D Capability and Innovation Fund in five shares of £5,000,000.

7.2                           The Independent Body may only pay or apply the Pool D Capability and Innovation Fund to a Pool D Beneficiary who has submitted Application Documents to the Independent Body during the Pool D Application Period.

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7.3                           The Independent Body shall consider the Application Documents of each Pool D Beneficiary who has submitted Application Documents to the Independent Body during the Pool D Application Period and shall determine whether or not to pay or apply the Pool D Capability and Innovation Fund to a Pool D Beneficiary in accordance with the provisions of this schedule by not later than the date falling one calendar month after the end of the Pool D Application Period and enter into a Capability and Innovation Fund Agreement with such Pool D Beneficiary as soon as practicable thereafter.

7.4                          In determining whether a Pool D Beneficiary should receive a share of the Pool D Capability and Innovation Fund, the Independent Body shall have regard to:

(A)                           the extent to which the proposal set out in the Pool D Beneficiary’s Business Case facilitates the commercialisation of financial technology that is relevant to SMEs in the United Kingdom;

(B)                           the quality of the Pool D Beneficiary’s Business Case;

(C)                          the amount (if any) of its own funds that such Pool D Beneficiary is proposing to invest in relation to the proposals outlined in its Business Case;

(D)                          the extent to which the Pool D Beneficiary’s Fintech Product or Service:

(i)                                is a useable alternative to traditional banking products or facilitates the provision of a useable alternative to traditional banking products;

(ii)                               is likely to benefit SMEs in the United Kingdom either directly or indirectly;

(iii)                            is easy for its end customer(s) to use;

(iv)                          is already used by SMEs in the United Kingdom, or offered to SMEs by alternative providers, and (if so) whether the Business Case provides an improvement to an existing product or service;

(v)                             uses breakthrough technology;

(vi)                          purports to fill a gap in the current offering available to SMEs in the United Kingdom (in which case the Applicant Company should have demonstrated its knowledge of the relevant gap in the market); and/or

(vii)                       is, or is likely to be, in demand by SMEs;

(E)                           the extent to which the Pool D Beneficiary:

(i)                                is committed to ensuring security standards for end-users of its products or services in accordance with (or to a higher standard than) good industry practice;

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(ii)                               is able to scale-up and/or reach new end-users; and/or

(iii)                            has been able to generate demand for its products or services whether in relation to the Business case or in previous offerings;

(F)                          the extent to which the Pool D Beneficiary has demonstrated to the satisfaction of the Independent Body the credibility of its business model; and

(G)                         subject to the terms of, and the Independent Body’s obligations under, the Framework and State Aid Deed, any other factors which the Independent Body considers appropriate, provided that the Independent Body has made such factors known to each Pool D Beneficiary before the date that it submits its Application Documents.

8.                                   ADDITIONAL FUNDS

8.1                           If the amount of the Additional Funds is less than £5 million, the Independent Body shall not make any further distributions to any Capability and Innovation Fund Beneficiaries.

8.2                           The Independent Body may distribute the Option 1 CIF Fund to Option 1 Beneficiaries in equal shares as it may consider appropriate provided that no share may be less than £1 million.

8.3                           The Independent Body may distribute the Option 2 CIF Fund to Option 2 Beneficiaries provided that no share may be less than £1 million, and provided that no more than 20% of the Option 2 CIF Fund may be paid or applied for the benefit of Pool D Beneficiaries.

8.4                          The Independent Body shall consider the Application Documents of each Option 1 Beneficiary or Option 2 Beneficiary (as applicable) who has submitted Application Documents to the Independent Body in respect of funding from the Additional Funds during the application period specified by the Independent Body in respect of such Additional Funds.  The Independent Body shall determine whether or not to pay or apply the Additional Funds to any Option 1 Beneficiary or Option 2 Beneficiary (as applicable) in accordance with the provisions of this schedule by not later than the date falling one calendar month after the end of the application period in respect of such Additional Funds and shall enter into a Capability and Innovation Fund Agreement with such Option 1 Beneficiary or Option 2 Beneficiary (as applicable) as soon as practicable thereafter.

8.5                           In determining whether an Option 1 Beneficiary or Option 2 Beneficiary (as applicable) should receive a share of the Additional Funds, the Independent Body shall have regard to:

(A)                           in the case of an application by a Pool A Beneficiary or a Pool B Beneficiary, the criteria set out in Paragraphs 2.4 and 5.3;

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(B)                           in the case of an application by a Pool C Beneficiary, the criteria set out in Paragraphs 2.4 and 6.4; and

(C)                          in the case of an application by a Pool D Beneficiary, the criteria set out in Paragraphs 2.5 and 7.4,

and in each case the Independent Body may give preference to any Option 1 Beneficiary or Option 2 Beneficiary (as applicable) whose Business Case is in respect of the development of Business Current Account propositions over an Option 1 Beneficiary or Option 2 Beneficiary (as applicable) whose Business Case is in respect of the development of lending propositions.

8.6                           In exercising its discretion under Clause 2.7 of the Trust Deed, the Independent Body shall consider how best to distribute the Additional Amount amongst the Capability and Innovation Fund Eligible Bodies, the timeframe for doing so and the basis on which any such distribution is made with the objective of reducing the Additional Amount below £5 million.

9.                                   DECISIONS OF THE INDEPENDENT BODY

9.1                           Any decision or determination of the Independent Body in respect of the payment and/or application of any amount of the Capability and Innovation Fund shall be made at the absolute discretion of the Independent Body and shall be conclusive.

10.                           EXERCISE OF THE POWER TO REMOVE A BENEFICIARY

10.1                  The Independent Body may exercise its power to remove any of the Capability and Innovation Fund Beneficiaries if the Independent Body:

(A)                           considers that the relevant Capability and Innovation Fund Beneficiary is in material or persistent breach of the terms of a relevant Capability and Innovation Fund Agreement; or

(B)                         has exercised its right of clawback pursuant to the terms of the relevant Capability and Innovation Fund Agreement in respect of such Capability and Innovation Fund Beneficiary.

11.                           DEFINITIONS

“Additional Funds”	has the meaning given to it in Paragraph 2.2;

“Application Documents”	has the meaning given to it in Paragraph 2.3(A);

“Capability and Innovation Fund Beneficiaries”	shall mean the Pool A Beneficiaries, the Pool B Beneficiaries, the Pool C Beneficiaries, the Pool D Beneficiaries, the Option 1 Beneficiaries and the Option 2 Beneficiaries;

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“Fintech Product or Service”	has the meaning given to it in Paragraph 2.3(A)(ii)(b)(2);

“Pool A Application Period”	means the period of two months commencing on the Capability and Innovation Fund Commencement Date;

“Pool ABC Beneficiary”	means a Pool A Beneficiary, a Pool B Beneficiary or a Pool C Beneficiary; and

“Relevant Business(es)”

means: (i) in the case of a Pool A Beneficiary or a Pool B Beneficiary, its SME banking business in the United Kingdom; or (ii) in the case of a Pool C Beneficiary, its SME lending business and/or SME payments business in the United Kingdom.

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Schedule 4

Trust Accounts

1.1                         Fund Account

***

1.2                         Income Account

***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

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Annex 1

FORM OF DEED OF ADDITION

DATE [                                         ]

BY

Banking Competition Remedies Limited of [address of Independent Body] (the “Independent Body”)

RECITALS

(A)                         This Deed is supplemental to the Trust Deed dated [•] 2018 between The Royal Bank of Scotland plc and the Independent Body and known as the Alternative Remedies Package Trust (the “Trust Deed”).

(B)                         The Independent Body is the present trustee of the trusts constituted by the Trust Deed (the “Trust”).

(C)                        Clause 6 of the Trust Deed gives the Independent Body the power to add any person to the class of Incentivised Switching Beneficiaries, Option 1 Beneficiaries, Option 2 Beneficiaries, Pool A Beneficiaries, Pool B Beneficiaries, Pool C Beneficiaries, Pool D Beneficiaries or Longstop CIF Beneficiaries (the “Power of Addition”).

(D)                        The Independent Body wishes to add [Insert name of new beneficiary or description of new beneficiary] of [Insert address of new beneficiary] (the “Additional Beneficiary”) to the class of [Insert class(es) of beneficiaries] as a beneficiary of the [Insert name of relevant Fund(s)].

OPERATIVE PROVISIONS

1.                                 Terms used and not defined in this Deed shall, unless the context otherwise requires, have the meaning give to them in the Trust Deed.

2.                                 In exercise of the Power of Addition, the Independent Body hereby declares that the Additional Beneficiary shall be added to the class of [Insert class(es) of beneficiaries] as a beneficiary of the [Insert name of relevant Fund(s)] for all purposes of the Trust with effect from [Insert date or event].

3.                                 This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

4.                                 The courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Deed and that accordingly any proceedings arising out of or in connection with this Deed shall be brought in such courts.

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Executed as a deed by	)
BANKING COMPETITION REMEDIES	)
LIMITED	) By:
acting by a director and its secretary /	) Director
two directors	)
)
) By:
) Director / Secretary

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Annex 2

FORM OF DEED OF REMOVAL

DATE [                                         ]

BY

Banking Competition Remedies Limited of [address of Independent Body] (the “Independent Body”)

RECITALS

(A)                         This Deed is supplemental to the Trust Deed dated [•] 2018 between The Royal Bank of Scotland plc and the Independent Body and known as the Alternative Remedies Package Trust (the “Trust Deed”).

(B)                         The Independent Body is the present trustee of the trusts constituted by the Trust Deed (the “Trust”).

(C)                        Clause 7 of the Trust Deed gives the Independent Body the power to declare that any one or more of the beneficiaries shall cease to be a beneficiary of the Trust Fund or any Fund (the “Power of Removal”).

(D)                        The Independent Body wishes to remove [Insert name or description of removed beneficiary] of [Insert address of removed beneficiary] (the “Removed Beneficiary”) from the class of [Insert class(es) of beneficiaries] as a beneficiary of the [Insert name of relevant Fund(s)].

OPERATIVE PROVISIONS

1.                                 Terms used and not defined in this Deed shall, unless the context otherwise requires, have the meaning give to them in the Trust Deed.

2.                                 In exercise of the Power of Removal, the Independent Body hereby declares that the Removed Beneficiary shall be removed from the class of [Insert class(es) of beneficiaries] as a beneficiary of the [Insert name of relevant Fund(s)] for all purposes of the Trust with effect from [Insert date or event].

3.                                 This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

4.                                 The courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Deed and that accordingly any proceedings arising out of or in connection with this Deed shall be brought in such courts.

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Executed as a deed by	)
BANKING COMPETITION REMEDIES	)
LIMITED	) By:
acting by a director and its secretary /	) Director
two directors	)
)
) By:
) Director / Secretary

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IN WITNESS WHEREOF this document has been executed and delivered as a deed the day and year first before written.

Executed as a deed by	)
THE ROYAL BANK OF SCOTLAND	) By:
PLC	) Director
acting by a director and its secretary /	)
two directors	)
) By:
) Director / Secretary

Executed as a deed by	)
BANKING COMPETITION REMEDIES	)
LIMITED	) By:
acting by a director and its secretary /	) Director
two directors	)
)
) By:
) Director / Secretary

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